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URANIUM RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 3, 2015

Uranium Resources Gains $2.5 Million Plus Other Consideration on Closing the Sale of Roca

Honda Assets

CENTENNIAL, Colo.—(BUSINESS WIRE)— Uranium Resources, Inc. (NASDAQ:URRE; URI) has closed on the previously announced sale of its Roca Honda Project assets (Roca Honda Assets) to Energy Fuels Inc. (NYSE MKT: UUUU; TSX: EFR) for US$2.5 million in cash, US$375,000 in Energy Fuels’ stock and other consideration.

Christopher M. Jones, President and Chief Executive Officer of Uranium Resources, said, “The Roca Honda sale is a strategic transaction providing capital funds from divestiture of a non-core asset. We remain focused on completing our proposed merger with Anatolia Energy Limited, pending approval by both companies’ shareholders. We are transforming URI into a near- term uranium producer through Anatolia’s Temrezli Project in Central Turkey, a low-cost, high-grade ISR project in late-stage permitting.”

In exchange for the Roca Honda Assets transferred to Energy Fuels, URI received from Energy Fuels:

•            US$2.5 million in cash,

•         76,455 UUUU shares, based on the volume weighted average price of Energy Fuels’ stock on the NYSE MKT stock exchange for the 20 trading days ending on May 26, 2015 and subject to a four-month hold period from the date of closing,

•         Energy Fuels’ 4% gross royalty covering 5,640 acres on seven mineral leases in the State of Wyoming at the Kendrick and Barber areas of the Lance uranium in-situ recovery project, which is currently under construction by Peninsula Energy Limited,

•         Unpatented lode mining claims covering 640 acres in Section 4 of Township 16 North, Range 18 West, located near Churchrock, New Mexico, which are adjacent with URI’s Churchrock Project, as well as claims in Section 34 and leases from the State of New Mexico in Sections 32 and 36, all situated in Township 17 North, Range 16 West (Churchrock Claims and Leases), and

•       URI retains a 4% royalty on Section 17 of the Roca Honda Assets. The royalty can be repurchased by Energy Fuels upon payment to URI of US$5.0 million cash at any time at Energy Fuel’s sole discretion prior to the date on which the first royalty payment becomes due.

About Uranium Resources

Uranium Resources, Inc. was incorporated in 1977 to explore, develop and recover uranium. Uranium Resources has two licensed and currently idled processing facilities and approximately 17,000 acres of prospective in situ recovery (ISR) projects in Texas. In New Mexico, the Company holds a federal Nuclear Regulatory Commission license to recover up to three million pounds of uranium per year using the ISR process at certain properties and controls minerals rights encompassing approximately 190,000 acres in the prolific Grants Mineral Belt in New Mexico, which holds one of the largest known concentrations of sandstone-hosted uranium deposits in the world. The Company acquired these properties along with an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the (i) the timing and completion of the proposed merger between the URI and Anatolia, (ii) progress at the Temrezli Project, (iii) the timing or occurrence of production at the Company’s properties and (iv) mineralized material at the Company’s properties, including the historic mineralization at the acquired Churchrock Claims and Leases, are forward- looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, (a) the approval of the proposed transaction by the shareholders of Anatolia and URI; (b) the other terms and conditions to the proposed transaction and Loan; (c) the Company’s ability to raise additional capital in the future, (d) spot price and long-term contract price of uranium, (e) the Company’s ability to reach agreements with current royalty holders, (f) weather conditions, operating conditions at the

Company’s projects, (g) government and tribal regulation of the uranium industry and the nuclear power industry, (h) world- wide uranium supply and demand, (i) availability of capital, (j) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Competent Person’s Statement

Dean T. “Ted” Wilton, CPG-7659, Chief Geologist and Vice President of Uranium Resources, is a Qualified Person under Canada National Instrument 43-101 and a Competent Person under the Australian JORC code. Mr. Wilton supervised the preparation of scientific and technical information regarding URI’s projects and reviewed the new Churchrock properties as part of the exchange with Energy Fuels for this news release.

Additional Information About the Merger and Where to Find It

This release is being provided in respect of the proposed acquisition of Anatolia Resources Limited (“Anatolia”) by Uranium Resources, Inc. (“URI”) and related matters. In connection with the proposed transaction, URI will file with the Securities and Exchange Commission (“SEC”) a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. STOCKHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE PROPOSED TRANSACTION CAREFULLY

AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND BEFORE MAKING ANY VOTING DECISION, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by URI regarding URI, Anatolia and the proposed transaction, without charge, at the SEC website at www.sec.gov. In addition, documents filed with the SEC by URI will be available free of charge on the investor section of URI’s website at www.uraniumresources.com.

URI and certain of its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from URI’s stockholders in connection with the proposed transaction. The names of URI’s directors and executive officers and a description of their interests in URI are set forth in URI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 19, 2015, and Amendment No. 1 thereto, which was filed with the SEC on April 30, 2015. Additional information about the interests of potential participants will be contained in the proxy statement (when filed) and other relevant materials to be filed with the SEC in connection with the proposed transaction. These documents may be obtained from the SEC website and from URI in the manner noted above.

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View source version on businesswire.com:  http://www.businesswire.com/news/home/20150803005503/en/

Uranium Resources, Inc.

Wendy Yang, 303-531-0478

Investor Relations

wyang-ir@uraniumresources.com

Source: Uranium Resources, Inc.

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